SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                [ ] Confidential, for Use of the
[X] Definitive Proxy Statement                     Commission Only (as permitted
[ ] Definitive Additional Materials                 by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Rule 14a-12


                                   QMED, INC.
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
             ___________________________________________________________________

         (2) Aggregate number of securities to which transaction applies:
             ___________________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
             ___________________________________________________________________

         (4) Proposed maximum aggregate value of transaction:
             ___________________________________________________________________

         (5) Total fee paid:
             ___________________________________________________________________


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:____________________________________________

         (2) Form, Schedule or Registration Statement no.:______________________

         (3) Filing Party:______________________________________________________

         (4) Date Filed:________________________________________________________

                               [QMed Inc.'s Logo]

                               25 Christopher Way
                           Eatontown, New Jersey 07724


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 28, 2006


To our Stockholders:

         The 2006 annual meeting of stockholders of QMed Inc. will be held at the Sheraton Eatontown Hotel, 6 Industrial Way East, Eatontown, New Jersey on Friday, April 28, 2006, beginning at 10:00 a.m. local time. At the meeting, the holders of the Company's outstanding common stock will act on the following matters:

         (1)      Election of 9 Directors, each for a term of one year.

         (2) Ratification of the appointment of the Company's independent registered public accountants for fiscal 2006.

         (3) To ratify amendments of the Company's 1999 Equity Incentive Plan (the "Plan") to increase the number of shares issuable under the Plan from 2,000,000 to 3,000,000 and to ensure compliance with Section 409A of the Internal Revenue Code.

         (4)      Any other matters that properly come before the meeting.

         All holders of record of shares of QMed common stock (NASDAQ: QMED) at the close of business on March 13, 2006 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

                                         By order of the Board of Directors,

                                         /s/ Michael W. Cox

                                         Michael W. Cox
                                         Chief Executive Officer

March 20, 2006
Eatontown, New Jersey

                               [QMed Inc.'s Logo]

                               25 Christopher Way
                           Eatontown, New Jersey 07724

                                 PROXY STATEMENT


         This proxy statement contains information related to the annual meeting of stockholders of QMed, Inc. to be held on Friday, April 28, 2006, beginning at 10:00 a.m. at the Sheraton Eatontown Hotel, 6 Industrial Way East, Eatontown, New Jersey and at any postponements or adjournments thereof. This proxy statement is being mailed to stockholders on or about March 20, 2006.

         The Board of Directors of the Company solicits this proxy and urges you to sign the proxy, fill in the date and return the same immediately. Proxies are being solicited by mail and officers and regular employees of the Company may also solicit proxies by telephone or personal interview. The expense of solicitation will be borne by the Company. The Company will also reimburse brokers for the expenses of forwarding proxy solicitation material to beneficial owners of shares held of record by such brokers. Your prompt cooperation is necessary in order to insure a quorum and to avoid expense and delay.

                                ABOUT THE MEETING

What is the purpose of the annual meeting?

         At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of Directors, ratification of the appointment of the Company's registered public accountants and ratification of the amendment to increase the authorized number of shares available for award under the Company's 1999 Equity Incentive Plan and to comply with Section 409A of the Internal Revenue Code. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to vote at the meeting?

         Only stockholders of record as of the close of business on March 13, 2006, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of QMed common stock?

         Each outstanding share of QMed common stock will be entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

         All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If your shares are held in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, March 13, 2006, 16,852,902 shares of common stock, representing the same number of votes, were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

         o        for election of the nominated slate of Directors (see Item 1).
         o for ratification of the appointment of Amper, Politziner & Mattia, P.C. as the Company's independent registered public accountants for fiscal 2005 (see Item 2).
         o for ratification of the amendments of the Company's 1999 Equity Incentive Plan to increase the number of shares reserved for issuance under such plan from 2,000,000 to 3,000,000 and to ensure compliance with Section 409A of the Internal Revenue Code (see Item 3).

         With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

         Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. A properly executed proxy marked "Withhold Authority" with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum.

         Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy card marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

         If you are a beneficial stockholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of Directors and the ratification of Amper, Politziner & Mattia as our registered public accountants even if the broker does not receive voting instructions from you.

                                 STOCK OWNERSHIP

Who are the largest owners of the Company's stock and how much stock do the Company's Directors and executive officers own?

         The following table shows, as of January 31, 2006, the amount of QMed common stock beneficially owned (unless otherwise indicated) by (i) each person known by the Company to own 5% or more of the Company's stock, (ii) each Director, (iii) each executive officer named in the Summary Compensation Table set forth below, and (iv) all Directors and executive officers as a group.

                                  Aggregate Number of
                               Shares Beneficially Owned      Percent of Class
      Name                                 (1)(2)              Outstanding (4)
------------------------------ -------------------------- -------------------
Michael W. Cox                            1,680,108 (3)            9.8 %
Jane A. Murray                              238,332 (4)            1.4 %
Bruce F. Wesson                           4,277,402 (5)            23.4 %
Richard I. Levin, M.D.                       88,500 (6)              *
David Feldman                                17,899 (7)              *
A. Bruce Campbell, M.D.                      15,704 (8)              *
Lucia L. Quinn                                3,038 (9)              *
John J. Gargana, Jr.                         10,436 (10)             *
Teri J. Kraf                                147,347 (11)             *
John Siegel                                 147,397 (12)             *
William T. Schmitt, Jr.                      52,666 (13)             *
John P. Zanotti                               3,941 (14)             *
Galen Partners III, L.P.                  4,231,451 (15)           23.2 %
Officers and Directors as a
 Group (16 persons)                       6,846,517 (16)           35.5 %
------------------------------ -------------------------- -------------------

         * Represents less than 1% of the outstanding common stock of the class.

 (1) The number of shares of common stock beneficially owned by each stockholder is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have "beneficial ownership" of any shares over which that person has or shares voting or investing power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. To our knowledge, unless otherwise indicated, all of the persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(2) The percentage ownership for each stockholder on January 31, 2006, is calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) 16,844,877 shares (the number of shares of our common stock outstanding on January 31, 2006) plus any shares that the stockholder has the right to acquire within 60 days after January 31, 2006.

(3) Includes 325,500 shares which may be obtained upon the exercise of outstanding options. Does not include shares owned or shares which may be acquired by Mr. Cox's wife, Ms. Kraf, upon the exercise of options. Ms. Kraf is also an executive officer of the Company.

(4) Includes 238,332 shares which may be acquired upon the exercise of outstanding stock options. Does not include shares owned or shares which may be acquired by Ms. Murray's husband, John Siegel, upon the exercise of options. Mr. Siegel also serves as an executive officer of the Company.

(5) Includes 7,618 shares owned by Mr. Wesson, 38,333 shares that Mr. Wesson may acquire upon the exercise of outstanding warrants, 2,811,192 shares owned by Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. which are managed jointly with Galen Partners III, L.P. (collectively the "Galen Funds"), and 1,420,259 shares which may be acquired by the Galen Funds upon the exercise of outstanding warrants. Mr. Wesson is a member of Claudius, LLC, which is the general partner of Galen Partners III, L.P. and Galen Partners International III, L.P. Mr. Wesson is President of Wesson Enterprises, Inc., a Delaware corporation, which is the general partner of Galen Employee Fund III, L.P. Accordingly, his ownership includes the shares beneficially owned by the Galen Funds. See Note (15) below.

(6) Includes 5,500 shares which may be obtained upon the exercise of outstanding options.

(7) Includes 15,000 shares which may be obtained upon the exercise of outstanding options and 2,899 shares credited to Mr. Feldman's account under the 2003 Outside Directors Equity Plan.

(8) Includes 15,000 shares which may be obtained upon the exercise of outstanding options and 704 shares credited to Dr. Campbell's account under the 2003 Outside Directors Equity Plan.

(9) Includes 2,500 shares which may be obtained upon the exercise of outstanding options and 538 shares credited to Ms. Quinn's account under the 2003 Outside Directors Equity Plan.

(10) Includes 7,500 shares which may be obtained upon the exercise of outstanding options and 2,936 shares credited to Mr. Gargana's account under the 2003 Outside Directors Equity Plan.

(11) Includes 105,317 shares which may be obtained upon the exercise of outstanding options. Does not include shares owned or shares which may be acquired by Ms. Kraf's husband, Mr. Cox, upon the exercise of options. Mr. Cox is also an executive officer of the Company.

(12) Includes 127,197 shares which may be acquired upon the exercise of outstanding stock options. Does not include shares owned or shares which may be acquired by Mr. Siegel's wife, Ms. Murray, upon the exercise of options. Ms. Murray also serves as an executive officer of the Company.

(13) Includes 52,666 shares which may be obtained upon the exercise of outstanding options.

(14) Includes 2,500 shares which may be obtained upon the exercise of outstanding options and 1,441 shares credited to Mr. Zanotti's account under the 2003 Outside Directors Equity Plan.

(15) Includes 2,811,192 shares owned by the Galen Funds, and 1,420,259 shares which may be acquired by the Galen Funds upon the exercise of outstanding warrants. William R. Grant, Bruce F. Wesson, L. John Wilkerson, David W. Jahns, Srini Conjeevaram, and Zubeen Shroff are all natural persons and are the members of Claudius, L.L.C., a Delaware limited liability company, the general partner of Galen Partners III, L.P. and Galen Partners International III, L.P. Bruce F. Wesson is the President of Wesson Enterprises, Inc., a Delaware corporation, which is the general partner of Galen Employee Fund III, L.P. Accordingly, they may be deemed to exercise voting, investment and dispositive rights over the Company's securities held of record by the Galen Funds. Does not include securities owned by members of Claudius, LLC.

(16) Includes a total of 2,416,967 shares which may be obtained by officers and directors upon the exercise of outstanding options or warrants. Includes 60,907 shares issued to K. Randall Burt, which are forfeitable under certain circumstances.

         The business address of Mr. Cox and Ms. Murray is 25 Christopher Way, Eatontown, New Jersey 07724. The business address of Mr. Wesson and Galen Partners III, L.P. is 610 Fifth Avenue - 5th Floor, Rockefeller Center, New York, New York 10020.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, Directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission ("SEC"). Such officers, Directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of the Forms 3, 4 and 5 received by the Company or representations from certain reporting persons, the Company believes that, during the fiscal year ended November 30, 2005, all Section 16(a) filing requirements applicable to its officers, Directors and 10% stockholders were met in a timely manner, except in the following instances: A late Form 4 was filed by Steven Vella on February 2, 2005 to report an option grant on January 27, 2005. Two late Form 4s were filed by Teri Kraf: one on February 3, 2005 to report an option grant on January 27, 2005 and another on June 21, 2005 to report an option exercise and a gift of common stock on June 16, 2005. Two late Form 4s were filed by Robert Mosby: one on February 3, 2005 to report an option grant on January 27, 2005 and another on October 25, 2005 to report an acquisition of common stock on October 17, 2005. One late Form 4 was filed by William Schmitt, on February 3, 2005 to report an option grant on January 27, 2005. One late Form 4 was filed by Michael Cox, on February 3, 2005 to report an option grant on January 27, 2005. Two late Form 4s were filed by John Siegel: one on February 4, 2005 to report an option grant on January 27, 2005 and another on July 28, 2005 to report an option exercise and sale of common stock on July 21, 2005. One late Form 4 was filed by Jane Murray, on February 4, 2005 to report an option grant on January 27, 2005. One late Form 4 was filed by Richard Levin on July 18, 2005 to report a sale of common stock on July 12, 2005. One late Form 4 was filed by William Grant on March 17, 2005 to report a purchase of common stock on March 7, 2005.



                                    GOVERNANCE OF THE COMPANY

Who are the current members of the Board?

         The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they currently serve, are identified below.

                                                                                               Compensation         Audit
             Director                  Age      Director Since         Present Title             Committee        Committee
----------------------------------- ----------- ---------------- --------------------------- ---------------- ----------------
                                                                 Chief Executive Officer,
Michael W. Cox                          63           1983        President and Director
----------------------------------- ----------- ---------------- --------------------------- ---------------- ----------------
                                                                 Chief Operating Officer,
Jane A. Murray                          43           2001        Executive Vice President
                                                                 and Director
----------------------------------- ----------- ---------------- --------------------------- ---------------- ----------------
Bruce F. Wesson                         63           2001        Chairman of the Board             **
----------------------------------- ----------- ---------------- --------------------------- ---------------- ----------------
David Feldman                           66           1999        Director                           *                *
----------------------------------- ----------- ---------------- --------------------------- ---------------- ----------------
Richard I. Levin, M.D.                  57           1983        Director
----------------------------------- ----------- ---------------- --------------------------- ---------------- ----------------
Lucia L. Quinn                          52           2002        Director
----------------------------------- ----------- ---------------- --------------------------- ---------------- ----------------
John J. Gargana, Jr.                    74           2003        Director                           *                *
----------------------------------- ----------- ---------------- --------------------------- ---------------- ----------------
A. Bruce Campbell, Ph.D.,               57           1999        Director                                           **
  M.D., F.A.C.P.
----------------------------------- ----------- ---------------- --------------------------- ---------------- ----------------
John P. Zanotti                         57           2004        Director                           *
----------------------------------- ----------- ---------------- --------------------------- ---------------- ----------------
 * Member
** Chair

What is the role of the Board's committees?

         The Board of Directors has standing Audit and Compensation Committees. The Company does not have a standing Nominating Committee. The Board of Directors performs the functions typical of a Nominating Committee, including the identification, recruitment and selection of nominees for election as directors of the Company. Six of the nine current members of the Board (Mr. Wesson, Mr. Feldman, Ms. Quinn, Mr. Gargana, Dr. Campbell and Mr. Zanotti) are independent within the meaning of the listing standards of the NASDAQ Marketplace and participate in the consideration of director nominees.

         Audit Committee. The functions of the Audit Committee are described below under the heading "Report of the Audit Committee." The Audit Committee met four times during fiscal 2005.

         Compensation Committee. The compensation committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluating the performance of the Chief Executive Officer and, either as a committee or together with the other independent members of the Board, determining and approving the compensation level for the Chief Executive Officer, and making recommendations to the Board regarding compensation of other executive officers and certain compensation plans. During fiscal 2005, the Compensation Committee met four times.

         All of the members of the Committees are independent within the meaning of the listing standards of NASDAQ Marketplace.

Who is the Board's Chairman?

         In April 2002, the Board elected Bruce Wesson to serve as the non-executive Chairman of the Board. The Chairman of the Board organizes the work of the Board and ensures that the Board has access to sufficient information to enable the Board to carry out its functions, including monitoring the Company's performance and the performance of management. In carrying out this role, the Chairman, among other things, presides over all meetings of the Board of Directors and stockholders, establishes the annual agenda of the Board, advises with respect to the work of each Committee and reviews changes in Board membership and the membership and chair of each Committee, coordinates periodic review of management's strategic plan for the Company and coordinates the annual performance review of the Chief Executive Officer and other key senior managers.

How does the Board select nominees for the Board?

         The Board performs the functions typical of a nominating committee, including the identification, recruitment and selection of nominees for election as directors of the Company. The nominees for election as directors at this Annual Meeting were unanimously recommended by the entire Board, including the six independent directors. The Board believes that a nominating committee separate from itself is not necessary at this time, given the size of the Company and the Board, to ensure that candidates are appropriately evaluated and selected. The Board also believes that, given the Company's size and the size of its Board, an additional committee of the Board would not add to the effectiveness of the evaluation and nomination process. For these reasons, the Board believes it is not appropriate to have a separate nominating committee.

         The Board's process for recruiting and selecting nominees is for Board members to attempt to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise that would allow them to contribute as effective directors to the Company's governance, and who are willing to serve as directors of a public company. To date, the Company has not engaged any third party to assist in identifying or evaluating potential nominees. After a possible candidate is identified, the individual meets with various members of the Board and is sounded out concerning their possible interest and willingness to serve, and Board members discuss amongst themselves the individual's potential to be an effective Board member. If the discussions and evaluation are positive, the individual is invited to serve on the Board.

         To date, no stockholder has presented any candidate for Board membership to the Company for consideration, and the Company does not have a specific policy on stockholder-recommended director candidates. However, the Committee believes its process for evaluation of nominees proposed by stockholders would be no different from the process of evaluating any other candidate. In evaluating candidates, the Committee will require that candidates possess, at a minimum, a desire to serve on the Company's Board, an ability to contribute to the effectiveness of the Board, an understanding of the function of the Board of a public company and relevant industry knowledge and experience. In addition, while not required of any one candidate, the Committee would consider favorably experience, education, training or other expertise in business or financial matters and prior experience serving on boards of public companies.

How does the Board determine which Directors are considered independent?

         Each of our directors other than Messrs. Cox, Levin, and Ms. Murray qualify as "independent" in accordance with the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director's business and personal activities as they may relate to the Company and the Company's management.

         In addition, as required by NASDAQ rules, the members of the Audit Committee each qualify as "independent" under special standards established by the U.S. Securities and Exchange Commission (the "SEC") for members of audit committees. The Audit Committee includes at least one independent director (as independence is defined in Rule 4200(a)(15) of the NASDAQ listing standards) who is an "audit committee financial expert" as defined by SEC rules. John J. Gargana, Jr. is an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Gargana's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Gargana any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

How often did the Board meet during fiscal 2005?

         The Board met nine times during fiscal 2005. Each Director attended at least 75% of the aggregate of (1) total number of meetings of the Board of Directors, and (2) the total number of meetings held by all committees of the board on which he or she served. All of the Directors attended the Company's 2005 annual stockholders meeting. Each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including the attendance of the meetings of the stockholders of the Company, as well as the Board and Committees of which he or she is a member.

How are Directors compensated?

         Directors who are employed as executive officers receive no additional compensation for service on the Board. All Directors are reimbursed for travel and other expenses relating to attendance at Board and Committee meetings.

         Upon the recommendation of the Compensation Committee, the Board of Directors established the 2003 Outside Directors Equity Plan (the "Outside Directors Plan"), which was approved by the Company's stockholders at the Company's 2003 Annual Meeting. Pursuant to the Outside Directors Plan, each non-employee director receives an annual retainer of $7,500 (payable quarterly), a $1,000 annual retainer for each committee on which a Director serves, an annual retainer of $500 for services as a Committee chairperson and the annual grant of a ten-year option to purchase 2,500 shares of Common Stock, which vests on the first anniversary of the grant. In addition, each outside director receives a personal attendance fee of $250 per Board or Committee meeting. Outside Directors that cannot receive options due either to their service on the Compensation Committee, or that are prohibited from receiving compensation by their employer's conflict of interest policy, are given the cash equivalent of the options that would have been granted. In Fiscal 2005, the total cash compensation paid to the outside Directors was $20,716 and 15,000 options were granted to six directors.

         Each year, eligible non-employee directors may elect to defer all or any part of their director's fees in the form of shares of the Company's Common Stock under the Outside Directors Plan at the fair market value of the shares on the date the payment is due. The shares are held in a trust, which is subject to the claims of the Company's creditors for which the Company's transfer agent serves as trustee.

Certain Relationships and Related Transactions-What related party transactions involved Directors or Officers?

         In December 2001, the Company entered into a consulting agreement with Dr. Richard Levin, the Company's former Vice President and Medical Director. Pursuant to the agreement, Dr. Levin, a member of the Board of Directors, serves as the Company's Cardiovascular Consultant and Contributing Lecturer, devoting such time and attention to the Company as he and the Company deem appropriate. In exchange for these services, Dr. Levin receives annual compensation of $125,000 per year.

         On April 19, 2005 the Company purchased Health e Monitoring, Inc. ("HEM") from K. Randall Burt for a purchase price of $200,000, in cash and 97,134 shares of the Company's common stock. Of the 97,134 shares of the Company's common stock, 60,709 shares are subject to complete and automatic forfeiture upon the failure to achieve certain revenue goals for HEM in 2006. The Company also entered into an employment agreement with Mr. Burt. Under the terms of the agreement, Mr. Burt will receive an annual base salary of $210,000. He will also be eligible to receive an annual bonus in amount up to 35% of his annual base salary. Pursuant to the agreement, Mr. Burt was granted an option to purchase 50,000 shares of the Company's common stock. The option will vest at the rate of one third (1/3) of the underlying shares on each of April 19, 2006, April 19, 2007 and April 19, 2008. Pursuant to Burt's employment agreement, HEM is obligated to reimburse Mr. Burt for up to $40,000 in relocation expenses and up to $500 per month for the use of an automobile in the performance of his duties. The initial term of Mr. Burt's employment agreement is two (2) years commencing April 19, 2005. Mr. Burt was not affiliated with the Company prior to the transaction. If terminated without cause or if Mr. Burt terminates his employment for good reason he is entitled to a severance payment equal to six months of base salary.

         It is the Company's policy not to engage in transactions with officers, directors, principal stockholders or affiliates or any of them unless such transactions have been approved by a majority of the disinterested directors and are upon terms no less favorable to the Company than could be obtained from an unaffiliated party in an arm's length transaction. During Fiscal 2005 there were no other transactions between the Company and any officer, director or principal stockholder except as disclosed above and those with respect to executive compensation and stock options.

How do stockholders communicate with the Board?

         Stockholders and other parties interested in communicating directly with the Chairman of the Board may do so by writing to Chairman of the Board, QMed Inc., 25 Christopher Way, Eatontown, New Jersey, 07724. Stockholders who wish to send communications to the Company's Board of Directors may do so by sending them in care of the Secretary of the Company. Such communications may be addressed either to specified individual directors or the entire Board. The Secretary will have the discretion to screen and not forward to directors communications which the Secretary determines in his or her discretion are communications unrelated to the business or governance of the Company and its subsidiaries, commercial solicitations, offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all stockholder communications, which are not forwarded, and such communications will be available to any director.

Does the Company have a Code of Ethics?

         The Board has a Code of Business Conduct and Ethics, which is applicable to all employees, officers and Directors of the Company. The Code of Business Conduct and Ethics is available on the Company's website
(http://www.qmedinc.com) under Corporate Governance.

                          REPORT OF THE AUDIT COMMITTEE

         The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The charter of the Audit Committee of the Board, specifies that the purpose of the Committee is to assist the Board in its oversight of:

         o        the integrity of the Company's financial statements;
         o        the adequacy of the Company's system of internal controls;
         o the Company's compliance with legal and regulatory requirements;
         o the qualifications and independence of the Company's independent registered public accountants;
         o and the performance of the Company's independent registered public accountants and of the Company's internal audit function.

         In carrying out these responsibilities, the Audit Committee, among other things:

         o Monitors preparation of quarterly and annual financial reports by the Company's management;
         o Supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants; and
         o Oversees management's implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company's policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company's internal auditing program.

         The Committee met four times during fiscal 2005. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee's meeting include, whenever appropriate, executive sessions with the Company's independent registered public accountants without the presence of the Company's management.

         The Audit Committee serves in an oversight capacity and is not intended to be part of the Company's operational or managerial decision-making process. The Company's management is responsible for preparing the consolidated financial statements, and its independent auditors are responsible for auditing those statements. The Audit Committee's principal purpose is to monitor these processes. In this context, the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors. Management represented that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and the Audit Committee has reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended.

         The Audit Committee discussed with the independent auditors the auditors' independence from the Company and its management, including the matters, if any, in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and received from the independent auditors. The Audit Committee also considered whether the independent auditors' provision of audit and non-audit services to the Company is compatible with maintaining the auditors' independence. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, disclosure controls and procedures and the overall quality and integrity of the Company's financial reporting. Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended November 30, 2005, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

A. Bruce Campbell, Chairman
David Feldman
John Gargana, Jr.

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee

         The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

         The Board formed the Compensation Committee on December 6, 2001. The members of the Compensation Committee are Bruce F. Wesson, Chairman, David Feldman, John J. Gargana, Jr., and John P. Zanotti, none of who are employees of the Company. The Compensation Committee has the authority to fix the Company's compensation arrangements with the Chief Executive Officer, Chief Operating Officer and the Chief Financial Officer and has the exclusive authority to grant options and make awards under the Company's equity compensation plans. Consistent with changes in the Delaware General Corporation Law in 2001, the Compensation Committee, from time to time, delegates to the Company's Chief Executive, Chief Operating Officer and the Chief Financial Officer the authority to grant a specified number of options to non-executive officers. The Compensation Committee also reviews the Company's compensation policies relating to all executive officers.

         During the fiscal year ended November 30, 2005, the Compensation Committee retained an independent consulting firm to review present compensation structure and submit recommendations as to their findings including but not limited to changes in compensation programs for the Senior Executives. The Compensation Committee's goal is to develop executive compensation policies that offer competitive compensation opportunities for all executives which are based on personal performances, individual initiative and achievement, as well as assisting the Company in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning managements and stockholders interests in the enhancement of stockholder value.

         Compensation paid to the Company's executive officers generally consists of the following elements: base salary, annual bonus and long-term compensation in the form of stock options and matching contributions under the 401(k) Savings Plan. Compensation levels for executive officers of the Company was determined by a consideration of each officer's initiative and contribution to overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Competitive base salaries that reflect the individual's level of responsibility are important elements of the Compensation Committee's executive compensation philosophy. Subjective considerations of individual performance are considered in establishing annual bonuses and other incentive compensation. In addition, the Compensation Committee considers the Company's financial position and cash flow in making compensation decisions.

         The Company has certain broad-based employee benefit plans in which all employees, including the named executives, are permitted to participate on the same terms and conditions relating to eligibility and subject to the same limitations on amounts that may be contributed. In 2005, the Company also made matching contributions to the 401(k) Savings Plan for those participants.

Members of the Compensation Committee

Bruce F. Wesson, Chairman
David Feldman
John J. Gargana, Jr.
John P. Zanotti

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         The Executive Evaluation and Compensation Committee ("Compensation Committee") of the Board of Directors is comprised of Messrs. Wesson, Feldman, Gargana and Zanotti.

         No member of the Compensation Committee was or is an officer or employee of QMed or any of its subsidiaries. No executive officer of QMed serves as a member of the Board of Directors or Compensation Committee of any entity, which has one or more executive officers serving as a member of QMed's Board of Directors or Compensation Committee.

         Mr. Cox, the Company's Chief Executive Officer, attended meetings of the Compensation Committee to provide information concerning executive performance and make recommendations concerning option grants and compensation plans.

Employment Agreements

         Michael W. Cox. The Company entered into a three-year employment agreement with Mr. Cox effective December 1, 2002. The agreement provides for an initial base salary of $280,000, with such increases as are approved by the Compensation Committee. In November 2005, the Compensation Committee increased Mr. Cox's base salary effective December 1, 2005 to $310,000 from $302,820 in fiscal 2005 and approved a bonus in the amount of $25,000. The Compensation Committee establishes goals and evaluates performance annually. The agreement provides for a severance payment of $2,500,000 to Mr. Cox in the event of termination for any reason other than for cause or resignation following a "change in control" as defined in the agreement.

         Jane A. Murray. The Company entered into a three-year employment agreement with Ms. Murray, on April 21, 2003, effective December 1, 2002. The agreement provides for an initial base salary of $220,000, with such increases as are approved by the Compensation Committee. In November 2005, the Compensation Committee increased Ms. Murray's base salary effective December 1, 2005 to $250,000 from $237,930 in fiscal 2005 and approved a bonus in the amount of $25,000. The Compensation Committee establishes goals and evaluates performance annually. The agreement provides for a severance payment of the higher of $330,000 or base salary for the remaining term of the agreement in the event of termination for any reason other than for cause or resignation following a "change in control" as defined in the agreement.

         William T. Schmitt, Jr. The Company entered into an employment agreement with Mr. Schmitt in September 2002, which covers the period ending November 30, 2004. Mr. Schmitt's base salary, bonus and options are reviewed and approved annually by the Compensation Committee under the agreement. In November 2005, the Compensation Committee increased Mr. Schmitt's base salary effective December 1, 2005 to $210,000 from $186,558.75 in fiscal 2005 and approved a bonus in the amount of $25,000. The agreement provides for a severance payment equal to six months base salary in the event of termination for any reason other than for cause or resignation following a "change in control" as defined in the agreement.

Summary Compensation Table

         The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of November 30, 2004 (the "named executive officers") for services rendered to the Company during each of the past three fiscal years.

                                                   SUMMARY COMPENSATION TABLE

                                                                  Other                    Securities
                                                                  Annual    Restricted     Underlying              All Other
Name and                      Fiscal                              Compen-     Stock         Options/    LTIP        Compen-
Principal Position             Year        Salary       Bonus     sation      Awards           SARs    Payouts     sation(1)
------------------             ----        ------       -----     ------    ----------     ----------  -------     ---------
Michael W. Cox                 2005       $302,085    $ 25,000     $ -0-        -0-          60,000/0   $-0-         $14,795
President, Chief               2004        294,000         -0-       -0-        -0-          50,000/0    -0-           9,000
Executive Officer              2003        250,000     120,000       -0-        -0-          50,000/0    -0-           8,267

Jane A. Murray                 2005       $237,353    $ 25,000     $ -0-        -0-          60,000/0   $-0-          $9,697
Executive Vice President,      2004        231,000         -0-       -0-        -0-         100,000/0    -0-           7,813
Chief Operating Officer        2003        200,250     100,000       -0-        -0-          40,000/0    -0-           4,286

William T. Schmitt, Jr.        2005       $186,106     $25,000     $ -0-        -0-          30,000/0   $-0-          $5,100
Senior Vice President,         2004        181,125      15,000       -0-        -0-          20,000/0    -0-           3,967
CFO and Treasurer              2003        172,500      35,000       -0-        -0-          20,000/0    -0-           1,132

John W. Siegel                 2005       $164,400     $35,000     $ -0-        -0-          20,000/0   $-0-          $2,549
Senior Vice President,         2004        160,000     112,000       -0-        -0-               0/0    -0-           2,784
Sales & Field Services         2003        150,000      12,197       -0-        -0-          17,500/0    -0-           2,163

Teri J. Kraf                   2005       $164,024     $25,000     $ -0-        -0-          10,000/0   $-0-          $6,516
Senior Vice President,         2004        160,232      67,457       -0-        -0-          11,871/0    -0-           6,473
Health Mgmt. Services          2003        150,232       7,921       -0-        -0-          18,275/0    -0-           2,286

(1) The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are not included in this column pursuant to SEC rules. The amounts shown in this column include the following:
    o Matching contributions by the Company under the QMed Inc. 401K Plan were made as follows for fiscal 2005; Mr. Cox $2,569, Ms. Murray $2,670, Mr. Siegel $2,549 and Ms. Kraf $2,470, fiscal 2004; Mr. Cox $2,541, Ms. Murray $2,610, Mr. Siegel $2,784 and Ms. Kraf $2,427, for fiscal 2003; Mr. Cox $2,500, Ms. Murray $2,166, Mr. Siegel $2,163 and Ms. Kraf $2,286.
    o Premiums on individual life and disability insurance policies purchased by the Company for executive officers for fiscal 2005: Mr. Cox $12,226, Ms. Murray $7,027, Mr. Schmitt $5,100 and Ms. Kraf $4,046, fiscal 2004; Mr. Cox $6,459, Ms. Murray $5,203, Mr. Schmitt $3,967 and Ms. Kraf $4,046, for fiscal 2003; Mr. Cox $5,767, Ms. Murray $2,120, and Mr.
        Schmitt $1,132.

Option Grants during Fiscal 2005

         The following table sets forth information with respect to option grants to the named executive officers during fiscal 2005:

    o The number of shares of QMed common stock underlying options granted during the year;
    o The percentage that such options represent of all options of the same class granted to employees during the year
    o The exercise price (which in each case was equal to the fair market value of the stock on the date of grant);
    o   The expiration date; and
    o The hypothetical present value, as of the grant date, of the options under the option-pricing model discussed below.

                                                 OPTION GRANTS DURING FISCAL 2005


                                             % of Total
                              Number of        Options        Exercise                      Hypothetical      Hypothetical
                               Options       Granted to        Price        Expiration     Value at Grant    Value at Grant
           Name                Granted        Employees      ($/Share)         Date        Date at 5% (1)   Date at 10% (2)
---------------------------- ------------- ---------------- ------------- ---------------- ---------------- ------------------
Michael W. Cox                  60,000           14.1%         $9.51         1/26/2015        $ 358,847         $ 909,389
Jane A. Murray                  60,000           14.1%         $9.51         1/26/2015        $ 358,847         $ 909,389
William T. Schmitt, Jr.         30,000            7.1%         $9.51         1/26/2015        $ 179,424         $ 454,695
John W. Siegel                  20,000            4.7%         $9.51         1/26/2015        $ 119,616         $ 303,130
Teri J. Kraf                    10,000            2.4%         $9.51         1/26/2015        $  59,808         $ 151,565
---------------------------- ------------- ---------------- ------------- ---------------- ---------------- ------------------
(1) The hypothetical present value at grant date of options granted during fiscal year 2005 has been calculated using the assumption that the value of the stock will appreciate 5% per year for the option term from the grant price on the date of grant.

(2) The hypothetical present value at grant date of options granted during fiscal year 2005 has been calculated using the assumption that the value of the stock will appreciate 10% per year for the option term from the grant price on the date of grant.

                                 AGGREGATED OPTION EXERCISES DURING FISCAL 2005
                                                       AND
                                       OPTION VALUES ON NOVEMBER 30, 2005



                             Number of
                               Shares                              Number of                      Value of Unexercised
                              Acquired      Value                 Unexercised                          In-the-Money
                               Upon        Realized             Options 11/30/05                   Options 11/30/05(1)
                            Exercise of      Upon     ------------------------------------- -----------------------------------
    Name                       Options     Exercise     Exercisable       Unexercisable       Exercisable      Unexercisable
--------------------------- ------------- ----------- ----------------- ------------------- ---------------- ------------------
Michael W. Cox                   -            -           305,500             60,000          $1,427,765             -
Jane A. Murray                 26,001      $200,749       184,999            140,001           $ 288,799         $ 26,001
William T. Schmitt, Jr.          -            -            35,999             50,001           $  60,879         $ 13,001
John W. Siegel                 20,000      $152,600       120,531             44,343           $ 583,495         $ 89,672
Teri J. Kraf                   20,000      $113,400       100,147             24,006           $ 328,626         $ 11,950
--------------------------- ------------- ----------- ----------------- ------------------- ---------------- ------------------

(1) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying QMed common stock. For purposes of this table, fair market value is deemed to be $9.23 per share, the closing price on November 30, 2005.

Equity Compensation Plans

         The following table summarizes information, as of November 30, 2005, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock or other rights to acquire shares may be granted from time to time.

                                              EQUITY COMPENSATION PLAN INFORMATION


                                                                                             Number of securities
                                                                                            remaining available for
                                        Number of securities                                 future issuance under
                                         to be issued upon          Weighted-average      equity compensation plans
                                      exercise of outstanding       exercise price of        (excluding securities
                                              options              outstanding options     reflected in column (a))
Plan category                                   (a)                        (b)                        (c)
------------------------------------ --------------------------- ------------------------ ----------------------------
Equity compensation plans approved
by security holders (1)                     1,782,328(2)                  $7.02                     705,888
------------------------------------ --------------------------- ------------------------ ----------------------------
Equity compensation plans not
approved by security holders                        -                         -                           -
------------------------------------ --------------------------- ------------------------ ----------------------------
Total                                       1,782,328(2)                  $7.02                     705,888
------------------------------------ --------------------------- ------------------------ ----------------------------

(1) These plans are the Company's 1999 Equity Incentive Plan, the 1997 Equity Incentive Plan, the 1990 Employee Stock Incentive Plan and the 2003 Outside Directors Equity Plan.
(2) Includes options to purchase an aggregate of 35,000 shares under the 2003 Outside Directors Equity Plan.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

         The following graph shows a comparison of cumulative total returns on the common stock of the Company from November 30, 2000 through November 30, 2005 with the cumulative total return on the NASDAQ Stock Market - U.S. and the cumulative total return on a group of NASDAQ Health Services Stocks (SIC Code
80) compiled by the Center for Research in Security Prices at the University of Chicago (the "Peer Group").

         The graph assumes an investment of $100 in each of the Company, the NASDAQ Stock Market - U.S. and the Peer Group on November 30, 2000. The comparison also assumes that all dividends are reinvested. The Company did not pay any dividends during this period.

                                [GRAPHIC OMITTED]

  -------------------- --------------- --------------- ----------------- ---------------- ----------------- ---------------
                       Nov. 2000        Nov. 2001      Nov. 2002         Nov. 2003        Nov. 2004         Nov. 2005
  QMed Inc.........       $100           $163.1           $116.7           $158.9            $188.6           $150.7
  NASDAQ...........        100             74.5             57.5             76.0              81.4             87.5
  Health Services..        100            121.2            117.3            171.7             204.8            301.3
  -------------------- --------------- --------------- ----------------- ---------------- ----------------- ---------------

         The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock. The stock price performance graph shall not be deemed to be incorporated into any filing under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates this information by reference.

                          ITEM 1-ELECTION OF DIRECTORS

         The current term of office of all of the Company's Directors expires at the 2006 annual meeting. The Board proposes that the following nominees, all of whom are currently serving as Directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a Director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Michael W. Cox - Director since 1983

         Mr. Cox, 63, a founder of the Company, has served as its President and Chief Executive Officer since 1983. Mr. Cox was the Chairman of the Board from 1983 to 1996. In December 2004, Mr. Cox was also appointed President of QMedCare Dakota, LLC and Director of QMedCare, Inc. In April 2005 Mr. Cox was appointed as Director of Health e Monitoring, Inc. Prior to forming QMed Inc. in 1982, Mr. Cox was the founder and CEO of two independent firms; CMS Industries, an International provider of human biologicals and SeraTech Biologicals, a large plasmapheresis operation. Both firms were subsequently sold and continue to operate. Mr. Cox was recognized by Managed Care Executive as one of the 10 most influential leaders in Disease Management. Mr. Cox is married to Ms. Kraf.

Jane A. Murray - Director since 2001

         Ms. Murray, 43, was appointed Chief Operating Officer, Executive Vice President of the Company in December 2001. In December 2004, Ms. Murray was also appointed Vice President and Director of QMedCare, Inc. In April 2005, Ms. Murray was appointed Vice President and Secretary of Health e Monitoring, Inc. Ms. Murray has served the Company and its subsidiaries for 19 years, including serving as Executive Vice President - Operations of the Company's Interactive Heart Management Corp. subsidiary for the past five years. Ms. Murray is married to Mr. Siegel.

Bruce F. Wesson - Director since 2001

         Mr. Wesson, 63, has been Chairman of the Board since April 2002. Under the Company's by-laws, the function of the Chairman is to preside over meetings of the Board and stockholders although it is not an executive position. He has been a General Partner of Galen Partners since 1991 and, prior to that, was a Managing Director in the Corporate Finance Division at Smith Barney, where he worked for over 23 years. During his tenure at Smith Barney, he was Chairman of the Valuation and Opinion Committee for Corporate Finance, in which capacity he was ultimately responsible for all valuation and opinions given by Smith Barney. He currently serves on the Boards of Crompton Corporation, Acura Pharmaceuticals, Inc., Encore Medical Corp., and several of Galen's privately held portfolio companies.

         On April 4, 2001, the Company agreed to nominate or appoint one designee of Galen Partners III, L.P., as a Director so long as Galen Partners III, L.P. and two other affiliated investment funds own an aggregate of 2,000,000 of the Company's shares. Mr. Wesson fills that capacity.

David Feldman - Director since 1999

         Mr. Feldman, 66, was the Chairman of the Board from 1999 until 2001. Mr. Feldman is also a Director of a number of mutual funds including Dreyfus mutual funds and Brown Brothers Harriman mutual funds. He is the former Chairman and CEO of AT&T Investment Management Company; the management subsidiary of the telecommunications giant's pension funds. At the time of his retirement in 1997, Mr. Feldman was responsible for the management of $70 billion in assets. He was the first Chairman of the New York Stock Exchange Pension Managers Advisory Committee as well as former Chairman of the Financial Executives Institute's Committee on Investment of Employee Benefits Assets. He continues to serve as an ex-officio member of the latter two organizations.

Richard I. Levin, M.D. - Director since 1983

         Dr. Levin, 57, was a founder of the Company and currently serves as a Cardiovascular Consultant and Contributing Lecturer, each of which is not an executive position. Dr. Levin is Vice Dean for Education, Faculty and Academic Affairs and a Professor of Medicine in the Leon H. Charney Division of Cardiology at New York University School of Medicine. He has been a member of the New York University School of Medicine faculty and served in several administrative capacities since 1980. Dr. Levin is a past President of the American Heart Association, New York City affiliate and is the immediate past President of the Heritage Affiliate of the Association. He is certified as a Diplomate of the National Board of Medical Examiners, American Board of Internal Medicine and in the sub-specialty of Cardiovascular Diseases (American Board of Internal Medicine). Dr. Levin also is a Fellow of the American College of Physicians, Fellow of the American College of Cardiology, Fellow of the American Heart Association and a member of the American Federation for Clinical Research, among other professional affiliations.

A. Bruce Campbell, Ph.D., M.D., F.A.C.P. - Director since 1999

         Dr. Campbell, 57, has been the Chief Operating Officer and Chief of Health Services of D2Hawkeye, Inc., a leading provider of medical management software and services, since 2003. Dr. Campbell was also the Chief Executive Officer of Camber Companies, LLC, a privately funded multi-disciplinary musculoskeletal ambulatory treatment center, from 1998 to 2002. He served as President of Monsanto Health Solutions from 1996 to 1998, and as Senior Vice President of Aetna US Healthcare, Inc., the nation's largest health insurer, from 1995 to 1996. Dr. Campbell was also the Chief Medical Officer of Aetna Health Plans and Vice President, Medical Programs, for Scripps Health.

Lucia L. Quinn - Director since 2002

         Ms. Quinn, 52, currently serves as Executive Vice President of Human Resources for Boston Scientific Corp., a medical device company, and is responsible for human capital and strategy management. She served as Senior Vice President, Advanced Diagnostics, of Quest Diagnostics Incorporated, a medical diagnostic testing and laboratory company, responsible for Business Development, as well as Science and Innovation from April 2001 to March 2004. She joined Quest in April 2001 after serving as Vice President, Corporate Strategy Marketing, for Honeywell from 1999 to 2001, including her tenure in a similar capacity for Allied Signal, which merged, with Honeywell in 1999. She has more than 25 years experience in business planning and strategy development, general management and operations for global technology firms including Westinghouse and Digital Equipment.

John J. Gargana, Jr. - Director since 2003

         Mr. Gargana, 74, was Vice President, Treasurer and Chief Financial Officer of the Lord Abbett Group of Mutual Funds until his retirement in 1996. He is also a former member both of the Operations Committee and of the Accounting/Treasurer's Committee of the Investment Company Institute. He was an auditor at Deloitte Touche prior to joining Lord Abbett in 1965. Lord Abbett is a private, independent money management company founded in 1929 and is one of the nation's longest continuously existing money management firms.

John P. Zanotti - Director since 2004

         Mr. Zanotti, 57, is the Chairman and CEO of Avaton, Inc., a start-up wireless entertainment company since March 2000. He has also served as the President of Cincinnati Biomedical, a consulting company working with the University of Cincinnati College of Medicine on commercialization and economic development strategies, from June 2003 to December 2005. Mr. Zanotti was also the Chairman and CEO of Astrum Digital Information, Inc. from March 2000 until the company was sold to Vocus, Inc. in June 2001. From February 1991 until March 2000, Mr. Zanotti held numerous executive positions with American Financial Group, including serving as the President of Great American Life Insurance Company and as Group President of American Annuity Group, from May 1999 to March 2000. Mr. Zanotti has been the publisher of several newspapers, including The Cincinnati Enquirer, The Arizona Republic and The Phoenix Gazette. He was an associate with O'Melveny & Myers and was general counsel at Harte-Hanks Communications, Inc.

         The Board recommends that shareholders vote "FOR" each of the persons nominated by the Board.

Executive Officers

         The following people serve as executive officers of the Company:


         Executive Officer       Age                  Present Title
------------------------------ ------ ------------------------------------------
William T. Schmitt, Jr., CPA     45   Senior Vice President, Chief Financial
                                      Officer and Treasurer
------------------------------ ------ ------------------------------------------
Teri Kraf, R.N., M.H.A.          56   Senior Vice President, Health Management
                                      Services
------------------------------ ------ ------------------------------------------
John W. Siegel                   49   Senior Vice President, Sales and Field
                                      Services
------------------------------ ------ ------------------------------------------
Glenn Alexander, CPA             39   Controller and Senior Director of Finance
------------------------------ ------ ------------------------------------------
Robert Mosby                     59   Vice President, Development and Strategy
------------------------------ ------ ------------------------------------------
John W. Rohfritch                60   President of QMedCare, Inc.
------------------------------ ------ ------------------------------------------
K. Randall Burt                  50   President of Health E Monitoring, Inc.
------------------------------ ------ ------------------------------------------

         Mr. Schmitt was appointed Senior Vice President, Chief Financial Officer of the Company in October 2002. Prior to his appointment he served as Senior Vice President & Chief Financial Officer of SOS Security Incorporated, a privately held regional security, protection and consulting firm. His responsibilities there included the growth and strategic direction of SOS, as well as, overseeing its finance, tax, banking, human resource and IT departments as well as mergers and acquisitions. He became a full time executive at SOS in July 1994, after 11 years of public accounting. He is a graduate of Rider College with a Bachelor of Science in Commerce and he is a member of the American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants and Financial Executive International.

         Ms. Kraf has been with the Company since 1984 and has served as the Company's Senior Vice President, Health Management Services since April 2001. Ms. Kraf is responsible for the overall physician implementation of the ohms|cad system nationwide. At present, Ms. Kraf's implementation team consists of a group of nurse professionals with diverse backgrounds in cardiology and managed care. Prior to joining the Company, Ms. Kraf was the Director Emergency Services and Director of the Emergency Care Institute of Bellevue Hospital, managing a staff in excess of 200 health professionals. Ms. Kraf is married to Mr. Cox.

         Mr. Siegel has been with the Company since 1987 and has served as the Company's Senior Vice President, Sales and Field Services since April 2001. Mr. Siegel's current responsibilities include sales, business development and field management. Mr. Siegel's background includes extensive experience in the healthcare, disease management and medical capital equipment industries. He has over 18 years experience in successfully interacting with generalist and specialist physicians. Mr. Siegel is married to Ms. Murray.

         Mr. Alexander has been with the Company since August 2005 and serves as the Controller and Senior Director of Finance. Prior to joining QMed Inc., he served as Controller of Raritan Computer, Inc., a manufacturer of KVM switches from January 2004 to July 2005 where he was responsible for the preparation of the Company's financial statements. From January 2003 to January 2004, he served as the Senior VP of Finance for J. Knipper & Company, Inc., a pharmaceutical marketing support company. He also served as the Director of SEC Reporting for EasyLink Services Corporation, a supplier of messaging services, from January 2002 to January 2003 and as the CFO of York Telecom Corporation, an integrator of videoconferencing systems, from May 2000 to August 2001. He is a Certified Public Accountant and a graduate of Montclair State University with a Bachelor of Science degree in Accounting.

         Mr. Mosby joined the Company in 1999 as the Director of Corporate Communications. In 2002, he was named Vice President, Development and Strategy. Prior to 1999, Mr. Mosby was broker and analyst with Branch & Cabell Co. in Virginia. He served as infantry officer in Vietnam and holds an AB and MA in Philosophy from Georgetown University and the University of Virginia, respectively.

         Mr. Rohfritch was appointed President of QMedCare, Inc. in March 2005. QMedCare Inc. is a wholly owned subsidiary of QMed Inc., which was formed to operate a series of specialty Managed Care products serving a high-risk population of Medicare beneficiaries. Prior to this appointment he was the Principal of JWR & Associates, LLC, a consulting company specializing in health care since 1999. Jack has served in several senior management positions including President and CEO of HealthChoice of Connecticut, Inc.; a hospital owned managed care company from 1996 to 1999. He also served as President & CEO of First Option Health Plan, Inc., a health insurance company based in New Jersey from 1994 to 1996. Mr. Rohfritch was previously a Division President with CIGNA Healthplan, Inc. where he was employed since 1974.

         Mr. Burt was appointed President of Health e Monitoring, Inc. in April 2005. Health e Monitoring is a wholly owned subsidiary of QMed Inc., which was acquired to provide a comprehensive program for healthy weight and lifestyle management. Mr. Burt was the Founder and Chief Executive Officer of Health e Monitoring Inc. from May 2003 until it was sold to QMed Inc. in April 2005. Mr. Burt was also the President and Chief Executive Officer of Alere Medical Inc., a disease management company, from 1999 to 2003. Prior to Alere, he was Vice President, Sales and Marketing, at both Consumer Health Interactive, a division of BabyCenter.com, from 1998 to 1999 and at Caresoft, a web-based DM tool and health portal from 1996 to 1998. Prior to Caresoft, Burt served as Regional Vice President for Access Health, a Demand Management Company from 1993 to 1996 and founded Risk Management Group; from 1992 to 1994. He also held senior level sales and marketing positions at Admar, a national PPO network and Case Management organization.


                      ITEM 2-RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

         The Audit Committee of the Board has appointed Amper, Politziner & Mattia, P.C. (APM) as the Company's independent registered public accountants for the fiscal year ending November 30, 2006. Services provided to the Company and its subsidiaries by Amper, Politziner & Mattia, P.C. in fiscal 2005 are described under "Fees to Independent Registered Public Accountants for Fiscal 2005 and 2004" below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee above.

         Representatives of Amper, Politziner & Mattia, P.C. will be present at the meeting to respond to appropriate questions and to make such statements as they may desire.

         The Board recommends that shareholders vote "FOR" ratification of the appointment of Amper, Politziner & Mattia, P.C. as the Company's independent registered public accountants for fiscal 2006.

         In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Fees to Independent Registered Public Accountants for Fiscal 2005 and 2006

         The following table presents fees for professional services rendered by APM for the audit of the Company's financial statements and internal control over financial reporting for fiscal 2005 and the annual financial statements for fiscal 2004.

                                                       Fiscal Year
                                               -----------------------------
                                                   2005             2004
                                                   ----             ----
Audit Fees (1)                                   $ 96,495         $ 88,000
Audit-Related Fees (2)                            110,250          120,000
Tax Fees                                                -                -
All Other Fees (3)                                 60,000           17,000

(1) These are fees for professional services performed by APM for the audit of QMed's annual financial statements and review of financial statements included in QMed's quarterly reports on Form 10-Q.

(2) Principally for services with respect to the firm's opinion regarding internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.
(3) Principally fees for statutory and regulatory filings and accounting research.

         The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of APM was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC's rules.

         In appointing Amper, Politziner & Mattia, P.C. as the Company's independent accountant for Fiscal 2006, the Audit Committee has considered whether the non-audit services provided by Amper, Politziner & Mattia, P.C. are compatible with maintaining their independence.


              ITEM 3 - AMENDMENTS TO THE 1999 EQUITY INCENTIVE PLAN

General
                  The Board of Directors proposed that the stockholders ratify an amendment (the "Plan Amendment") to the Company's 1999 Equity Incentive Plan (the "Plan") in order to increase the number of shares of the Company's Common Stock issuable under the Plan from 2,000,000 to 3,000,000 and to ensure the Plan is compliant with Section 409A ("Section 409A") of the Internal Revenue Code of 1986, as amended (the "Code") relating to deferred compensation. The Board of Directors believes the proposed increase will aid the Company in attracting, retaining and motivating key employees and certain consultants by assuring the continuing availability of stock incentives in appropriate circumstances. Failure to comply with Section 409A could have adverse tax consequences to participants. The Board of Directors approved the amendments on March 9, 2006, subject to stockholder approval. The closing price of shares of Common Stock as reported by the NASDAQ Small Cap Market was $9.86 on March 9, 2006. Shareholders will not have any appraisal rights with respect to the amendments to the 1999 Equity Incentive Plan.

         Summary of Existing Plan

                  The Plan authorizes the granting of varying forms of stock incentive awards ("Awards") to qualified officers, employees, directors, key employees and third parties providing valuable services to the Company, e.g., independent contractors, consultants and advisors to the Company. The Plan may be administered by a committee appointed by the Board and consisting of two or more members, each of whom must be Non-Employee Directors. A Non-Employee Director is defined as a director who is not employed by the Company or its subsidiaries, does not receive compensation from the Company or its subsidiaries other than as a director, except for compensation in an amount less than $60,000, and is generally disinterested. The Plan is currently administered by the Executive Evaluation and Compensation Committee of the Board, who determine the number of shares to be covered by an Award, the term and exercise price, if any, of the Award and other terms and provisions of Awards. All employees, officers and directors of, and consultants to, the company are eligible to participate in the Plan. The Committee determines which persons shall be granted options and other Awards, the extent of such grants and, consistent with the Plan, the terms and conditions thereof. At January 31, 2006 approximately 120 employees of the Company and 7 directors of the Company who are not also employees of the Company were eligible to receive Awards.

         The following is a general description of certain features of the Incentive Plan:

                  Eligibility. Officers, other key employees and consultants of the Company, its subsidiaries and its affiliates who are responsible for the management, growth and profitability of the business of the Company, its subsidiaries and its affiliates are eligible to be granted stock options, stock appreciation rights, and restricted or deferred stock awards under the Plan. Directors are eligible to receive Director Stock Options.

                   Administration. The Plan is administered by the Stock Option Committee of the Company. The Stock Option Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Plan.

                   Stock Options. The Plan permits the granting of non-transferable stock options that are intended to qualify as incentive stock options ("ISO's") under section 422 of the Code and stock options that do not so qualify ("Non-Qualified Stock Options"). The option exercise price for each share covered by an option shall be determined by the Stock Option Committee but shall not be less than 100% of the fair market value of a share on the date of grant. The term of each option will be fixed by the Stock Option Committee, but may not exceed 10 years from the date of the grant in the case of an ISO or 10 years and two days from the date of the grant in the case of a Non-Qualified Stock Option.

                  Stock Appreciation Rights. Non-transferable stock appreciation rights ("SAR's") may be granted in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or unrestricted common stock of the Company (as determined by the Stock Option Committee), not greater in value than the increase since the date of grant in the value of the shares covered by such right. Each SAR will terminate upon the termination of the related option.

                  Restricted Stock. Restricted shares of the common stock may be awarded by the Stock Option Committee subject to such conditions and restrictions as they may determine, which may include the attainment of performance goals. The Stock Option Committee shall also determine whether a recipient of restricted shares will pay a purchase price per share or will receive such restricted shares without, any payment in cash or property.

                  Deferred Stock. Deferred stock awards may also be made under the Plan (subject to compliance with Section 409A). These are non-transferable awards entitling the recipient to receive common stock of the Company without any payment in cash or property in one or more installments at a future date or dates, as determined by the Stock Option Committee. Receipt of deferred stock may be conditioned on such matters as the Stock Option Committee shall determine, including continued employment or attainment of performance goals.

                  Loan Provisions. The Plan authorizes the Company, with the consent of the Stock Option Committee, to make or arrange for loans to employees in connection with the exercise of options or the payment of any purchase price for restricted stock granted under the Plan or the payment of Federal and State income taxes resulting from the granting or exercising of options or other awards under the Plan. The Stock Option Committee has full authority to decide whether to make such loans and to determine the term and provisions of any such loans including interest charged and repayment terms.

                 Transfer Restrictions. Grants under the Plan are not transferable except, in the event of death, by will or by the laws of descent and distribution.

                   Termination of Benefits. In certain circumstances such as death, disability, and termination without cause, beneficiaries in the Plan may exercise Options, SAR's and receive the benefits of restricted stock grants following their termination or their employment or tenure as a Director as the case may be.

                   Change of Control. The Plan provides that, subject to Section 409A, (a) in the event of a "Change of Control" (as defined in the Plan), unless otherwise determined by the Stock Option Committee prior to such Change of Control, or (b) to the extent expressly provided by the Stock Option Committee at or after the time of grant, in the event of a "Potential Change of Control" (as defined in the Plan), (i) all stock options and related SAR's (to the extent outstanding for at least six months) will become immediately exercisable: (ii) the restrictions and deferral limitations applicable to outstanding restricted stock awards and deferred stock awards will lapse and the shares in question will be fully vested: and (iii) the value of such options and awards, to the extent determined by the Stock Option Committee, will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period, as determined by the Stock Option Committee. The Change of Control and Potential Change of Control provisions may serve as a disincentive or impediment to a prospective acquirer of the Company and, therefore, may adversely affect the market price of the common stock of the Company.

                   Amendment of the Plan. The Plan may be amended from time to time by majority vote of the Board of Directors provided as such amendment may affect outstanding options without the consent of an option holder nor may the plan be amended to increase the number of shares of common stock subject to the Plan without stockholder approval.

         Additional information concerning the Company's equity compensation plans and other outstanding warrants is set forth in Note 14 to the Notes to consolidated financial statements of the Company filed as part of the Company's Form 10-K Report for the year ended November 30, 2005 and is included in the Annual Report to Stockholders that accompanies this Proxy Statement.

Plan Benefits

         The Company has not yet determined how the increased 1,000,000 shares reserved for issuance under the Plan will be distributed.

Plan Amendments

         As noted above, there are presently 2,000,000 shares of Common Stock authorized for purposes of granting Awards under the Plan. The Board of Directors believes that having the ability to grant additional Awards under the Plan will enable the Company to attract, retain and motivate key employees and certain third parties. The Plan Amendment, if approved by shareholders, will increase the number of shares of Common Stock available under the Plan by 1,000,000.

         As a result of newly enacted Section 409A, the Plan Amendment incorporates language providing that the plan comply with the requirements of
Section 409A of the Code as it pertains to deferred compensation arrangements. This amendment generally requires that the ancillary award agreements (option, SARs, or restricted stock) specify, to the extent required, the specific variables to insure compliance. The amendment includes reference to those exceptions to Section 409A that are applicable. The amendment also allows the Board to further amend the Plan to comply with Section 409A.

         The text of the Plan Amendment is set forth in full on Exhibit A to this Proxy Statement, and the foregoing description is qualified in its entirety by reference to Exhibit A.

Certain Federal Income Tax Matters

         The tax consequences with respect to Awards are quite complex and subject to change. Thus, the following discussion is general in nature and does not purport to be complete. We recommend that each eligible participant contact his, her or its advisor as to the potential tax consequence for them. Generally, options granted under the Plan will not result in the recognition of income by the recipient at the time of the grant. However, upon the exercise of an option, the recipient will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Stock purchased upon such exercise, and the Company will generally be entitled to a deduction of a like amount. Recipients of restricted stock and deferred stock will not ordinarily recognize income upon receipt of the Award absent an election under the Code to recognize income upon the date of grant. Income will be recognized in an amount equal to the difference between the purchase price of the stock and the fair market value of the stock on the date of vesting (or grant, if the above-referenced election has been made), and the Company will generally be entitled to a deduction of a like amount.

         In addition, any award issued pursuant to the Plan, except incentive stock options and nonstatutory options granted with an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant, may be subject to the provisions of Section 409A of the Internal Revenue Code and accordingly, subject to special rules.

         Under Section 409A of the Internal Revenue Code, which was added by the American Jobs Creation Act of 2004, generally effective beginning in 2005, compensation deferred under nonqualified deferred compensation plans that do not satisfy election, distribution and funding restrictions will be subject to current income tax inclusion, a 20% tax and interest assessment in the year of deferral, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. The Plan will be operated in good faith compliance with the provisions of Section 409A, in order to avoid such assessment and will be amended accordingly upon issuance of regulatory guidance, if required.

Stockholder Vote Required

         The affirmative vote of a majority of the shares present in person and by proxy and voting at the meeting is required for the ratification of the Plan Amendment.

         The Board recommends that shareholders vote "FOR" ratification of the amendments to the 1999 Equity Incentive Plan to increase the number of shares reserved for issuance under the 1999 Equity Incentive Plan from 2,000,000 to 3,000,000 and to ensure compliance with Section 409A of the Internal Revenue Code.

                             ADDITIONAL INFORMATION

         "Householding" of Proxy Materials. The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to QMed Inc., Stockholder Services, 25 Christopher Way, Eatontown, N.J., 07724 or by calling Stockholder Services at (732) 544-5544.

         Advance Notice Procedures. Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company's Corporate Secretary (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 120 days prior to the first anniversary of the preceding year's annual meeting-that is, with respect to the 2007 annual meeting, by December 29, 2006. In addition, any stockholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to stockholder nominations. See "Governance of the Company-How Does the Board select nominees for the Board?" for additional information about stockholder nominations. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement.

         Stockholder Proposals for the 2007 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2007 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company's Corporate Secretary no later than November 20, 2006. Proposals should be sent to Corporate Secretary, QMed Inc., 25 Christopher Way, Eatontown, N.J., 07724.

                                  OTHER MATTERS

         As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such recommendation, in accordance with the judgement of the proxy holder.

                                    EXHIBIT A

        SECOND AMENDMENT TO THE 1999 EQUITY INCENTIVE PLAN OF QMED, INC.


                               A M E N D M E N T :

         1. Increased Authorization. The first sentence of Section 4 of the 1999 Equity Incentive Plan (the "Plan") is hereby amended in its entirety to read as follows:

                  "The total number of shares of stock reserved and available for distribution under the Plan shall be 3,000,000."

         2. Section 409A Compliance. Section 18 is added to the Plan as follows:

         18.  COMPLIANCE WITH SECTION 409A OF THE CODE

         18.1 Awards subject to Code Section 409A. Any award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a "Section 409A Award") shall satisfy the requirements of Section 409A of the Code and this Section 18, to the extent applicable. The Section 409A Award agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Section 18.

         18.2 Distributions under a Section 409A Award.

                  (a) Subject to subsection (b), any shares of Stock, cash or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award to a participant shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:

                           (i)      the participant's separation from service,
as determined by the Secretary of the Treasury,
                           (ii)     the date the participant becomes disabled,
                           (iii)    the participant's death,
                           (iv)     a specified time (or pursuant to a fixed
schedule) specified under the Section 409A Award agreement at the date of the deferral of such compensation,
                           (v)      to the extent provided by the Secretary of
the Treasury, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or
                           (vi)     the occurrence of an unforeseeable emergency
with respect to the holder.

                  (b) In the case of a holder who is a specified employee, the requirement of paragraph (a)(i) shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the participant's separation from service (or, if earlier, the date of the participant's death). For purposes of this subsection (b), a participant shall be a specified employee if such participant is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

                  (c) The requirement of paragraph (a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

                  (d) For purposes of this Section, the terms specified therein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

         18.3. Prohibition on Acceleration of Benefits. The time or schedule of any distribution or payment of any shares of Stock, cash or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

         18.4. Elections under Section 409A Awards.

                  (a) Any deferral election provided under or with respect to a holder of a Section 409A Award, shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under paragraph (i) or (ii), any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury Regulations.

                                    (i) In the case of the first year in which a
participant, becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election with thirty (30) days after the date the participant, becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.

                                    (ii) In the case of any performance-based
compensation based on services performed by the participant, over a period of at least twelve (12) months, any such deferral election may be made no later than six months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.

                  (b) In the event that a Section 409A Award permits, under a subsequent election by the holder of such Section 409A Award, a delay in a distribution or payment of any shares of Common Stock, cash or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

                                    (i) such subsequent election may not take
effect until at least twelve (12) months after the date on which the election is made,

                                    (ii) in the case such subsequent election
relates to a distribution or payment not described in Section 18.2(a)(ii), (iii) or (vi), the first payment with respect to such election may be deferred for a period of not less than five years from the date such distribution or payment otherwise would have been made, and

                                    (iii) in the case such subsequent election
relates to a distribution or payment described in Section 18.2(a)(iv), such election may not be made less than twelve (12) months prior to the date of the first scheduled distribution or payment under Section 18.2(a)(iv).

         18.5. Compliance in Form and Operation. A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

         18.6 Amendment. The Board expressly reserves the right to amend the Plan, as required, to comply with any regulatory guidance issued with respect to
Section 409A of the Code.


         3. Miscellany. Except as otherwise amended by this Amendment, the Plan is hereby ratified and approved, and shall continue in full force and effect.

                                               ANNUAL MEETING OF STOCKHOLDERS OF

                                                           QMED, INC.

                                                         April 28, 2006



                                                   Please date, sign and mail
                                                     your proxy card in the
                                             envelope provided as soon as possible.


                            Please detach along perforated line and mail in the envelope provided.


       PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE INK AS SHOWN HERE [X]

1. Election of Directors:                                2. To ratify the selection of Amper,             FOR   AGAINST   ABSTAIN
                                                         Politziner & Mattia P.C. to serve as the
                             NOMINEES:                   Company's independent certified public           [ ]     [ ]       [ ]
[ ] FOR ALL NOMINEES         [ ] Michael W. Cox          accountants.
                             [ ] Bruce F. Wesson
[ ] WITHHOLD AUTHORITY       [ ] Jane A. Murray          3. To ratify amendments to the Company's 1999    [ ]     [ ]       [ ]
    FOR ALL NOMINEES         [ ] David Feldman           Equity Incentive Plan to increase the number of
                             [ ] Richard I. Levin        shares issuable under such plan from 2,000,000 to 3,000,000
[ ] FOR ALL EXCEPT           [ ] Lucia L. Quinn          and to ensure compliance with Section 409A of the Internal
    (See instructions below) [ ] John J. Gargana, Jr.    Revenue Code.
                             [ ] A. Bruce Campbell
                             [ ] John P. Zanotti         4. In their discretion, the Proxies are
                                                         authorized to vote upon such other business
                                                         as may properly come before the meeting.

                                                         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no
                                                         direction is given, this proxy will be voted FOR Proposal 1,2,3 and 4.


INSTRUCTION: To withhold authority to vote               PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
for any individual nominee(s), mark "FOR ALL             ENVELOPE.
EXCEPT" and fill in the circle next to each
nominee you wish to withhold, as shown here.

-------------------------------------------------------




-------------------------------------------------------
To change the address on your account,
please check the box at right and indicate
your new address in the address space above.     [ ]
Please note that changes to the registered
name(s) on the account may not be submitted
via this method.
- -------------------------------------------------------

Signature of Stockholder [                      ] Date [      ]   Signature of Stockholder [                       ] Date [      ]

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                      PROXY

                                   QMED, INC.
                               25 CHRISTOPHER WAY
                           EATONTOWN, NEW JERSEY 07724

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned herby appoints Michael W. Cox and William P. Oberdorf as proxies, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated onthe reverse side, all of the shares of common stock of QMed, Inc. held of record by the undersigned on March 13, 2006, at the annual meeting of stockholders to be held on April 28, 2006 or any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)